Exhibit 99.1

December 23, 2025

Via EDGAR

U.S. Securities and Exchange Commission

Division of Corporation Finance

Office of Energy & Transportation

100 F Street, N.E.

Washington, D.C. 20549

Attn:	Mr. Steve Lo
Ms. Kimberly Calder
Mr. John Coleman
Ms. Anuja Majmudar Ms. Karina Dorin

Re:	The Metals Royalty Company Inc.
Draft Registration Statement on Form F-1
Submitted December 23, 2025
CIK No. 0002087398
Representations under Item 8.A.4 of Form 20-F

Dear Mr. Lo, Ms. Calder, Mr. Coleman, Ms. Majmudar and Ms. Dorin

The undersigned, The Metals Royalty Company Inc., a foreign private issuer incorporated under the laws of British Columbia, Canada (the “Company”), is submitting this letter to the U.S. Securities and Exchange Commission (the “Commission”) in connection with the confidential submission of the Company’s draft registration statement on Form F-1 on December 23, 2025 (the “Registration Statement”) relating to a proposed direct listing of common shares of the Company.

The Company has included in the Registration Statement its audited consolidated financial statements, prepared in accordance with International Financial Reporting Standards, audited financial statements for the two years ended December 31, 2024 and 2023, and unaudited financial statements for the nine months ended September 30, 2025 and 2024.

The Company is submitting this letter pursuant to Instruction 2 to Item 8.A.4 of Form 20-F, which provides that “[a] company may comply with only the 15-month requirement in this item if the company is able to represent that it is not required to comply with the 12-month requirement in any other jurisdiction outside the United States and that complying with the 12-month requirement is impracticable or involves undue hardship.”

The Company represents to the Commission that:

1. The Company is not currently a public reporting company in any jurisdiction.

2. The Company is not required by any jurisdiction outside the United States to prepare financial statements audited under any generally accepted auditing standards for any interim period.

3. Full compliance with Item 8.A.4 of Form 20-F at present is impracticable and involves undue hardship for the Company.

4. The Company does not anticipate that its audited financial statements for the year ended December 31, 2025 will be available until April 2026.

5. The Company will not seek effectiveness of the Registration Statement if its audited financial statements are older than 15 months at the time of the offering.

The Company is submitting this letter as an exhibit to the Registration Statement pursuant to Instruction 2 to Item 8.A.4 of Form 20-F.

Sincerely,

The Metals Royalty Company Inc.

/s/ Donald Sewell
Donald Sewell
President & Chief Financial Officer

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